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                                                               Exhibit 10.19




                               AMENDMENT NO. 5
                                     TO THE
                           BEVERLY ENTERPRISES, INC.
                           EXECUTIVE RETIREMENT PLAN

                 WHEREAS, Beverly Enterprises, Inc. (hereinafter referred to as the "Company") established the Beverly Enterprises, Inc. Executive Retirement Plan (hereinafter referred to as the "Plan") effective as of January 1, 1988; and

                 WHEREAS, the Company reserved the right in Article VIII of the Plan to amend said Plan by action of its Board of Directors; and

                 WHEREAS, the Company is now desirous of amending said Plan in order to provide for a Company Contribution in the Plan Year in which Participants terminate employment on or after a Change in Control of the Company, provided they have a right to severance benefits under either the Company's Change in Control Severance Agreement, Severance Program for Executives, or an Employment Contract;

                 NOW, THEREFORE, the Plan is amended, effective as of September 29, 1994, in the following respects:

                          1.      A new Section 5.5 is hereby added to the Plan
to read as follows:

                 "5.5     CHANGE OF CONTROL CONTRIBUTION.  Notwithstanding
anything to the contrary herein, if, on or after a Change of Control of the Company (as hereinafter defined), a Participant's employment is terminated under circumstances in which he would be entitled to a severance benefit under either the Company's Change in Control Severance Agreement, Severance Program for Executives, or an individual Employment Contract, then, for the Plan Year of such Participant's termination, the Company shall make a matching contribution hereunder on behalf of such Participant equal to the greater of
(a) the amount it would have made had the Participant's employment not terminated, or (b) the percentage contribution the Company made last year for Participants, in each case based on the Participant's annualized Compensation for such current Plan Year, the percentage of his Compensation he was contributing to the Plan as of his termination date, and the number of Years of Service the Participant would have completed as of the last day of such Plan Year had his employment not terminated. The portion of the Company's matching contribution based on the preceding year's contribution rate shall be paid out immediately upon the Participant's termination of employment, and any additional contribution based on the excess of the current year's contribution rate over such preceding year's contribution rate shall be paid out at the end of such Plan Year.

                 For purposes of this Section, a "Change of Control" shall be deemed to have taken place if: (i) any person, corporation, or other entity or group, including any
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"group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934,
other than any employee benefit plan of the Company, becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) as the result of, or in connection with, any contested election for the Board of Directors of the Company, or any tender or exchange offer, merger or other business combination, or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets, or (iii) at any time a the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, b any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Company stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, c the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or d the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons."

                 IN WITNESS WHEREOF, the Company has caused this Amendment No. 5 to the Plan to be executed by its duly authorized officer effective as of September 29, 1994, but executed this _____ day of December, 1994.


                                                   BEVERLY ENTERPRISES, INC.



                                                   By:__________________________

                                                   Its: ________________________